UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

FIRST FOUNDATION INC.
(Name of Registrant as Specified In Its Charter)

DRIVER MANAGEMENT COMPANY LLC DRIVER OPPORTUNITY PARTNERS I LP J. ABBOTT R. COOPER ALLISON BALL LILA I. FLORES
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Driver Management Company LLC (“Driver Management”), together with the other participants named herein (collectively, “Driver”), intends to file a preliminary proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2023 annual meeting of stockholders of First Foundation, Inc., a Delaware corporation (the “Company”).

Item 1: On January 17, 2023, Driver Management sent the following letter to Max Briggs, Lead Director of the Company’s board of directors:

January 17, 2023

Mr. Max Briggs
Lead Director
c/o Ms. Kelly Rentzel
Executive Vice President, General Counsel and Secretary
First Foundation Inc.
200 Crescent Court, Suite 1400
Dallas, TX 75201

Mr. Briggs,

On December 30, 2022, Driver Opportunity Partners I LP (together with Driver Management Company LLC, its general partner, “Driver”) nominated two highly qualified women (the (“Nominees”) for election to the board of directors (the “Board”) of First Foundation Inc. (“FFWM”) at its 2023 annual meeting of shareholders. Driver nominated the Nominees due to its concerns about the adequacy of the Board’s oversight of FFWM’s business and senior management team. In a nutshell, FFWM appears particularly unprepared—both in terms of the composition of its balance sheet and the dexterity of its management team—to adjust to the impact of higher interest rates and quantitative tightening. That unpreparedness became abundantly clear when FFWM released its third quarter earnings on October 25, 2022. From October 24, 2022 to December 31, 2022, FFWM’s stock price declined by 20.39%, compared to a 0.27% increase for the KBW Nasdaq Bank Index.1

Since the third quarter earnings release, when FFWM should have been taking affirmative steps to attempt to restore investor confidence, there has been a maelstrom of changes in the composition of FFWM’s senior management team, leading to even greater doubts about FFWM’s ability to successfully navigate through current economic conditions. Based on my experience with requesting (pursuant to FFWM’s bylaws) a routine questionnaire in connection with nominating the Nominees, it appears that FFWM management is strained past the point of functioning.

On January 13, 2023, the Dallas Morning News published an article regarding our nomination of the Nominees. Since then, I have been besieged calls and messages from former FFWM employees who have painted a picture of extreme dysfunction and disconnection within FFWM’s senior management ranks. I might add that no one at FFWM has bothered to contact us to determine what our concerns are, leaving me to conclude that either the Board and FFWM management understand too well the challenges facing FFWM or they just don’t care, both of which are equally concerning.

I have little confidence that Scott Kavanaugh and his management team (as currently constituted) is capable of repositioning FFWM under the best of circumstances, let alone while simultaneously facing a proxy fight. To the extent that the Board would like to avoid a proxy fight, please do not hesitate to contact me at ac@drivermgmtco.com to arrange a time to discuss how the Board might be reconstituted in order to better preserve and increase shareholder value and what other steps might be taken towards that end.

Driver Management Company LLC

/s/ J. Abbott R. Cooper

1 Source: S&P Capital IQ.

Item 2: On January 18, 2023, Driver Management sent the following letter to the Company’s Chief Executive Officer, Scott Kavanaugh:

January 18, 2023

Mr. Scott Kavanaugh
Chief Executive Officer
First Foundation Inc.
200 Crescent Court, Suite 1400
Dallas, TX 75201

Via email

Mr. Kavanaugh,

Your assistant enquired whether I am interest in having a conversation, which I am, but seemed to indicate that such a conversation should not happen until First Foundation has released its fourth quarter and year end financial results. We have nominated two highly qualified women for election to First Foundation’s board at the 2023 annual meeting and, in the absence of any prior outreach from First Foundation, have been focused on preparing a preliminary proxy statement to be filed with the Securities and Exchange Commission.

If you would like to wait until after First Foundation releases earning for a conversation, that is, obviously your decision. We believe change in the composition of the First Foundation board is sorely needed and, based on our experience to date, can only assume that will happen by way of a contested director election at the 2023 annual meeting.

To the extent you are not available until after First Foundation releases its fourth quarter and year end financial results, I suggest that Max Briggs respond to my letter of January 17, 2023 in the meantime, since, in any event, this should be a matter for board consideration.

Driver Management Company LLC

/s/ J. Abbott R. Cooper

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Driver Management Company LLC, together with the other participants named herein (collectively, “Driver”), intends to file a preliminary proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2023 annual meeting of stockholders of First Foundation Inc., a Delaware corporation (the “Company”).

DRIVER STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Driver Management Company LLC (“Driver Management”), Driver Opportunity Partners I LP (“Driver Opportunity”), J. Abbott R. Cooper, Allison Ball and Lila I. Flores.

As of the date hereof, the participants in the proxy solicitation beneficially own in the aggregate 289,000 shares of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”). As of the date hereof, Driver Opportunity directly beneficially owns 76,000 shares of Common Stock, including 1,000 shares held in record name. Driver Management, as the general partner of Driver Opportunity and investment manager to certain separately managed accounts (the “SMAs”), may be deemed to beneficially own the (i) 76,000 shares of Common Stock directly beneficially owned by Driver Opportunity and (ii) 213,000 shares of Common Stock held in the SMAs. Mr. Cooper, as the managing member of Driver Management, may be deemed to beneficially own the (i) 76,000 shares of Common Stock directly beneficially owned by Driver Opportunity and (ii) 213,000 shares of Common Stock held in the SMAs. As of the date hereof, neither of Mses. Ball or Flores own beneficially or of record any securities of the Company.